Exhibit 99.1
FOR IMMEDIATE RELEASE
September 22, 2010

Contacts:	(Analysts) Kris Wenker (763) 764-2607
(Media) Kirstie Foster (763) 764-6364
GENERAL MILLS REPORTS FISCAL 2011 FIRST-QUARTER RESULTS
Company Reaffirms Full-year Sales and Earnings Growth Targets
     MINNEAPOLIS, MINN.—General Mills (NYSE: GIS) said today that results for the first quarter of fiscal 2011 met the company’s expectations, despite difficult comparisons to strong growth recorded in the previous year’s first quarter. This performance has the company on track to achieve its sales and earnings growth targets for the full 2011 fiscal year.
Fiscal 2011 First Quarter Financial Summary
•	Net sales grew 1 percent to $3.53 billion.
•	Segment operating profit totaled $749 million, down 2 percent from very strong results a year earlier.
•	Diluted earnings per share (EPS) grew 13 percent to 70 cents per share.
•	Adjusted diluted EPS, which excludes certain items affecting comparability, totaled 64 cents per share, matching results in last year’s first quarter.
Net sales for the 13 weeks ended Aug. 29, 2010, grew 1 percent to $3.53 billion. Pound volume contributed 2 points of net sales growth, while foreign currency translation reduced net sales growth by 1 point. Cost of goods sold for the quarter included a $72 million increase in mark-to-market valuation of certain commodity positions (discussed below in the section titled Corporate Items). Excluding mark-to-market valuation effects, gross margin was 70 basis points below strong prior-year levels. Advertising and media expense grew 8 percent in the quarter. Segment operating profit totaled $749 million, down 2 percent from last year’s results, which were up 22 percent. First-quarter net earnings totaled $472 million including mark-to-market effects, and diluted earnings per share totaled $0.70, up 13 percent from $0.62 per share a year ago. Excluding mark-to-market effects in both years, earnings per share would total $0.64 for the first quarter of 2011, matching year-ago results that grew 33 percent.
     Chairman and Chief Executive Officer Ken Powell said, “We’re pleased to see continued growth in volume and net sales across our worldwide businesses. Consumer demand for our established brands remains strong, and new products are making good contributions to our sales results. This top line resilience, coupled with our continuing focus on holistic margin management (HMM), has us off to a solid start in 2011.”
U.S. Retail Segment Results
First-quarter net sales for General Mills’ U.S. Retail segment increased 2 percent to $2.45 billion, reflecting good growth on top of year-ago sales that rose 6 percent. Pound volume contributed 1 point of the net sales increase, and price and mix contributed another point of growth. Segment operating profit of $615 million was 3 percent below last year’s strong result, reflecting increased input costs and a 6 percent increase in advertising expense.

     Net sales for Big G cereals grew 4 percent, building on year-ago sales that were up 9 percent. This reflected growth from established brands such as Multigrain Cheerios, Fiber One and Cinnamon Toast Crunch, along with contributions from new Chocolate Cheerios and Wheaties Fuel. Net sales for the Snacks division grew 5 percent including introductory shipments of new grain snack bars and fruit snack varieties. Yoplait net sales grew 4 percent including good contributions from Yoplait Light along with new Yoplait Greek yogurt varieties, and introductory shipments of Yoplait Splitz layered yogurts and Yoplait Original four-packs. Meals division net sales grew 3 percent in the quarter, led by gains on Green Giant frozen vegetables, Old El Paso Mexican foods, and new Wanchai Ferry and Macaroni Grill frozen entrees. Pillsbury division net sales declined 3 percent, reflecting a difficult comparison to double-digit sales growth a year earlier. Totino’s pizza and hot snacks recorded good sales performance, as did several new items including the Sweet Moments line of refrigerated ready-to-eat desserts. Baking Products net sales were 6 percent below prior-year levels, but Betty Crocker cake and frostings posted gains, and new items including gluten-free Bisquick and Supreme cake mix varieties recorded good initial sales results. Net sales for the company’s Small Planet Foods organic and natural products increased 15 percent, reflecting growth from Cascadian Farm cereals and granola bars, along with double-digit sales increases for Larabar fruit and nut energy bars.
International Segment Results
First-quarter net sales for General Mills’ consolidated international businesses grew slightly to $660 million. Pound volume contributed 4 points of net sales growth, while foreign exchange reduced net sales growth by 4 points. On a constant-currency basis, International segment net sales grew 4 percent overall, led by gains of 6 percent in Europe and 7 percent in the company’s Asia / Pacific region (see note 7 to the consolidated financial statements below for discussion of this non-GAAP measure). Advertising and media expense increased 17 percent in the quarter. Including this increased brand-building investment, International segment operating profit totaled $62 million, 1 percent below prior-year results.
Bakeries and Foodservice Segment Results
First quarter net sales for the Bakeries and Foodservice segment grew slightly to $427 million. Despite a weak U.S. foodservice industry environment, pound volume grew 3 percent in the quarter including the impact of a divested product line, which reduced net sales growth by 2 points. Price and mix reduced net sales growth by 3 points in the quarter. Segment operating profit grew 11 percent to $72 million.
Joint Venture Summary
After-tax earnings from joint ventures grew 9 percent to $26 million in the first quarter of 2011. Net sales for Cereal Partners Worldwide (CPW) increased 1 percent in the quarter, with volume contributing 2 points of net sales growth, price and mix adding 1 point of growth, and negative foreign exchange effects reducing net sales growth by 2 points. Net sales for Haagen Dazs Japan declined 1 percent, as lower volumes and prices were largely offset by favorable foreign exchange.
Corporate Items
Corporate unallocated items totaled $12 million of income in the first quarter compared to $70 million of expense in the period a year ago. This primarily reflects differences in the mark-to-market valuation of certain commodity positions, which increased $72 million in the first quarter of 2011 compared to a net reduction of $15 million in the first quarter last year. Excluding mark-to-market effects, unallocated corporate items totaled $60 million of expense in the first quarter of fiscal 2011 compared to $55 million of expense in the period a year ago. Net interest expense of $90 million was 2 percent below year-ago levels, reflecting a lower average debt level.

Cash Flow Items
Cash provided by operating activities totaled $178 million in the quarter, below year-ago levels due to increased use of working capital in the period. Capital investments totaled $133 million in the first quarter of 2011. Dividends paid increased to $184 million, reflecting the increase in the company’s dividend rate year over year. During the first quarter, General Mills repurchased 21 million shares of common stock for a total of $788 million. Average diluted shares outstanding for the first quarter were essentially unchanged from the year-ago level.
Outlook
As the second fiscal quarter begins, General Mills said it anticipates near-term financial results will continue tracking in line with year-ago levels, with accelerating sales and earnings growth expected as the year progresses. Ken Powell said, “The global operating environment is still quite challenging, but our food businesses are resilient and continue to demonstrate high-quality growth.” The company reaffirmed its full-year fiscal 2011 EPS guidance of $2.46 to $2.48 per share, excluding any mark-to-market effects. This would represent growth of 7 to 8 percent from adjusted earnings per share of $2.30 in fiscal 2010.
General Mills will hold a briefing for investors today, Sept. 22, 2010, beginning at 8:30 a.m. Eastern time. You may access the webcast from General Mills home page: www.generalmills.com.
Earnings per share excluding certain items, total company segment operating profit, earnings excluding certain items expressed as a percent of sales and international sales excluding foreign currency translation effects are each non-GAAP measures. Reconciliations of these measures to their relevant GAAP measures appear in the financial schedules and Note 7 to the attached consolidated financial statements.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; resolution of uncertain income tax matters; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information
GENERAL MILLS, INC. AND SUBSIDIARIES
(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended
	Aug. 29,	Aug. 30,
	2010	2009	% Change
Net sales	$3,533.1	$3,482.4	1.5%
Cost of sales	2,008.8	2,041.6	(1.6)%
Selling, general, and administrative expenses	762.9	748.7	1.9%
Restructuring, impairment, and other exit costs (income)	1.0	(0.8)	NM

Operating profit	760.4	692.9	9.7%
Interest, net	90.3	91.9	(1.7)%

Earnings before income taxes and after-tax earnings from joint ventures	670.1	601.0	11.5%
Income taxes	223.0	203.2	9.7%
After-tax earnings from joint ventures	26.5	24.2	9.5%

Net earnings, including earnings attributable to noncontrolling interests	473.6	422.0	12.2%
Net earnings attributable to noncontrolling interests	1.5	1.4	7.1%

Net earnings attributable to General Mills (a)	$472.1	$420.6	12.2%

Earnings per share — basic	$0.73	$0.64	14.1%

Earnings per share — diluted	$0.70	$0.62	12.9%

Dividends per share	$0.28	$0.24	16.7%

	Quarter Ended
	Aug. 29,	Aug. 30,	Basis Pt
Comparisons as a % of net sales:	2010	2009	Change
Gross margin	43.1%	41.4%	170
Selling, general, and administrative expenses	21.6%	21.5%	10
Operating profit	21.5%	19.9%	160
Net earnings attributable to General Mills	13.4%	12.1%	130

	Quarter Ended
Comparisons as a % of net sales excluding	Aug. 29,	Aug. 30,	Basis Pt
certain items affecting comparability (b):	2010	2009	Change
Gross margin	41.1%	41.8%	(70)
Operating profit	19.5%	20.3%	(80)
Net earnings attributable to General Mills	12.1%	12.3%	(20)
(a) See Note 4.
(b) See Note 7 for a reconciliation of these measures not defined by generally accepted accounting principles (GAAP).
See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information
GENERAL MILLS, INC. AND SUBSIDIARIES
(Unaudited) (In Millions)

	Quarter Ended
	Aug. 29,	Aug. 30,
	2010	2009	% Change
Net sales:
U.S. Retail	$2,446.6	$2,399.6	2.0%
International	659.8	656.9	0.4%
Bakeries and Foodservice	426.7	425.9	0.2%

Total	$3,533.1	$3,482.4	1.5%

Operating profit:
U.S. Retail	$614.6	$634.3	(3.1)%
International	62.0	62.9	(1.4)%
Bakeries and Foodservice	72.5	65.2	11.2%

Total segment operating profit	749.1	762.4	(1.7)%
Unallocated corporate items	(12.3)	70.3	(117.5)%
Restructuring, impairment, and other exit costs (income)	1.0	(0.8)	NM

Operating profit	$760.4	$692.9	9.7%

	Quarter Ended
	Aug. 29,	Aug. 30,	Basis Pt
	2010	2009	Change
Segment operating profit as a % of net sales:
U.S. Retail	25.1%	26.4%	(130)
International	9.4%	9.6%	(20)
Bakeries and Foodservice	17.0%	15.3%	170

Total segment operating profit	21.2%	21.9%	(70)

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets
GENERAL MILLS, INC. AND SUBSIDIARIES
(In Millions, Except Par Value)

	Aug. 29,	Aug. 30,	May 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$697.0	$711.6	$673.2
Receivables	1,173.1	1,139.0	1,041.6
Inventories	1,665.2	1,645.7	1,344.0
Deferred income taxes	35.6	1.4	42.7
Prepaid expenses and other current assets	382.9	375.8	378.5

Total current assets	3,953.8	3,873.5	3,480.0

Land, buildings, and equipment	3,111.7	2,992.1	3,127.7
Goodwill	6,613.5	6,668.9	6,592.8
Other intangible assets	3,727.7	3,749.9	3,715.0
Other assets	803.8	905.7	763.4

Total assets	$18,210.5	$18,190.1	$17,678.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$888.0	$792.1	$849.5
Current portion of long-term debt	107.3	508.5	107.3
Notes payable	1,349.8	914.8	1,050.1
Other current liabilities	1,746.4	1,496.9	1,762.2

Total current liabilities	4,091.5	3,712.3	3,769.1

Long-term debt	5,771.6	5,753.9	5,268.5
Deferred income taxes	885.1	1,157.0	874.6
Other liabilities	2,090.9	1,928.3	2,118.7

Total liabilities	12,839.1	12,551.5	12,030.9

Stockholders’ equity:

Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,282.5	1,232.7	1,307.1
Retained earnings	8,410.4	7,500.0	8,122.4
Common stock in treasury, at cost, shares of 113.8, 102.0 and 98.1	(3,252.7)	(2,576.8)	(2,615.2)
Accumulated other comprehensive loss	(1,390.9)	(837.7)	(1,486.9)

Total stockholders’ equity	5,124.8	5,393.7	5,402.9

Noncontrolling interests	246.6	244.9	245.1

Total equity	5,371.4	5,638.6	5,648.0

Total liabilities and equity	$18,210.5	$18,190.1	$17,678.9

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows
GENERAL MILLS, INC. AND SUBSIDIARIES
(Unaudited) (In Millions)

	Quarter Ended
	Aug. 29,	Aug. 30,
	2010	2009
Cash Flows — Operating Activities
Net earnings, including earnings attributable to noncontrolling interests	$473.6	$422.0
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	111.3	111.1
After-tax earnings from joint ventures	(26.5)	(24.2)
Stock-based compensation	37.9	37.5
Deferred income taxes	22.4	12.5
Tax benefit on exercised options	(35.0)	(14.7)
Distributions of earnings from joint ventures	21.5	16.8
Pension and other postretirement benefit plan contributions	(2.4)	(2.2)
Pension and other postretirement benefit plan expense (income)	18.3	(1.8)
Restructuring, impairment, and other exit income	(1.0)	(0.7)
Changes in current assets and liabilities	(406.1)	(298.8)
Other, net	(36.4)	17.6

Net cash provided by operating activities	177.6	275.1

Cash Flows — Investing Activities
Purchases of land, buildings, and equipment	(132.6)	(126.3)
Investments in affiliates, net	(1.9)	0.8
Proceeds from disposal of land, buildings, and equipment	1.8	5.7
Other, net	12.5	2.7

Net cash used by investing activities	(120.2)	(117.1)

Cash Flows — Financing Activities
Change in notes payable	299.0	101.4
Issuance of long-term debt	500.0	—
Payment of long-term debt	(1.8)	(2.1)
Proceeds from common stock issued on exercised options	88.1	75.4
Tax benefit on exercised options	35.0	14.7
Purchases of common stock for treasury	(788.4)	(233.9)
Dividends paid	(184.1)	(156.2)
Other, net	(5.1)	—

Net cash used by financing activities	(57.3)	(200.7)

Effect of exchange rate changes on cash and cash equivalents	23.7	4.5

Increase (decrease) in cash and cash equivalents	23.8	(38.2)
Cash and cash equivalents — beginning of year	673.2	749.8

Cash and cash equivalents — end of period	$697.0	$711.6

Cash Flow from Changes in Current Assets and Liabilities:
Receivables	$(121.1)	$(181.0)
Inventories	(316.0)	(297.4)
Prepaid expenses and other current assets	(6.0)	94.5
Accounts payable	76.1	44.1
Other current liabilities	(39.1)	41.0

Changes in current assets and liabilities	$(406.1)	$(298.8)

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(1)	The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

(2)	At the beginning of fiscal 2011, we revised the classification of certain revenues and expenses to better align our income statement line items with how we manage our business. We revised the classification of amounts previously reported in our Consolidated Statements of Earnings, Operating Segment Results, and Supplementary Information, to conform to the current year presentation. These revised classifications had no effect on previously reported net earnings attributable to General Mills or earnings per share.

(3)	In May 2010, our Board of Directors approved a two-for-one stock split to be effected in the form of a 100 percent stock dividend to stockholders of record on May 28, 2010. The Company’s stockholders received one additional share of common stock for each share of common stock in their possession on that date. The additional shares were distributed on June 8, 2010. This did not change the proportionate interest that a stockholder maintained in the Company. All shares and per share amounts have been adjusted for the two-for-one stock split throughout this report.

(4)	We use captions in our Consolidated Financial Statements as required by guidance on noncontrolling interests, including “Net earnings attributable to General Mills,” which we have shortened to “Net earnings” in this release.

(5)	For the first quarter of fiscal 2011, unallocated corporate items totaled $12 million of income compared to $70 million of expense in the same period last year. We recorded a $72 million net increase in income related to mark-to-market valuations of certain commodity positions and grain inventories in the first quarter of fiscal 2011, compared to a $15 million net increase in expense in the first quarter of fiscal 2010.

(6)	Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended
	Aug. 29,	Aug. 30,
In Millions, Except per Share Data	2010	2009
Net earnings attributable to General Mills	$472.1	$420.6

Average number of common shares — basic EPS	647.3	653.0
Incremental share effect from: (a)
Stock options	17.8	14.6
Restricted stock, restricted stock units, and other	6.8	5.2

Average number of common shares — diluted EPS	671.9	672.8

Earnings per share — basic	$0.73	$0.64
Earnings per share — diluted	$0.70	$0.62

(a)	Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(7)	We have included four measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted earnings per share excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”) and enactment date tax charges related to Federal health care reform (“tax charge — health care reform”) (collectively, these two items are referred to as “certain items affecting comparability” in this footnote), (2) earnings comparisons as a percent of net sales excluding certain items affecting comparability, (3) total segment operating profit, and (4) sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.

Diluted EPS excluding certain items affecting comparability follows:

	Quarter Ended		Year Ended
	Aug. 29,	Aug. 30,	May 30,
Per Share Data	2010	2009	2010
Diluted earnings per share, as reported	$0.70	$0.62	$2.24
Mark-to-market effects (a)	(0.06)	0.02	0.01
Tax charge — health care reform (b)	—	—	0.05

Diluted earnings per share, excluding certain items affecting comparability	$0.64	$0.64	$2.30

(a)	See Note 5.

(b)	Effect of the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act of 2010.
Earnings comparisons as a percent of net sales excluding mark-to-market effects follows:

	Quarter Ended
In Millions	Aug. 29, 2010		Aug. 30, 2009
		Percent of		Percent of
Comparisons as a % of Net Sales	Value	Net Sales	Value	Net Sales
Gross margin as reported (a)	$1,524.3	43.1%	$1,440.8	41.4%
Mark-to-market effects (b)	(71.9)	(2.0)%	14.8	0.4%

Adjusted gross margin	$1,452.4	41.1%	$1,455.6	41.8%

Operating profit as reported	$760.4	21.5%	$692.9	19.9%
Mark-to-market effects (b)	(71.9)	(2.0)%	14.8	0.4%

Adjusted operating profit	$688.5	19.5%	$707.7	20.3%

Net earnings attributable to General Mills as reported	$472.1	13.4%	$420.6	12.1%
Mark-to-market effects, net of tax (b)	(45.3)	(1.3)%	9.3	0.2%

Adjusted net earnings attributable to General Mills	$426.8	12.1%	$429.9	12.3%

(a)	Net sales less cost of sales.

(b)	See Note 5.
A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

The reconciliation of International segment and region sales growth rates as reported to growth rates excluding the impact of foreign currency exchange below demonstrates the effect of foreign currency exchange rate fluctuations from year to year. To present this information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

	Quarter Ended Aug. 29, 2010
		Impact of
	Percentage Change in	Foreign	Percentage Change in
	Net Sales	Currency	Net Sales on Constant
	as Reported	Exchange	Currency Basis
Europe	(2)%	(8)%	6%
Canada	6	7	(1)
Asia/Pacific	11	4	7
Latin America	(19)	(23)	4

Total International	Flat	(4)%	4%